Exhibit 99.1

FULL90 SPORTS, INC.

NOTE PURCHASE AGREEMENT

FULL90 SPORTS, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the 6th day of March, 2007 (the “Effective Date”) by and between FULL90 SPORTS, INC., a Delaware corporation (the “Company”), and DJO, LLC, a Delaware limited liability company (the “Purchaser”).

RECITAL

To provide the Company with additional resources to conduct its business, Purchaser is willing to lend to the Company $1,500,000, subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Purchaser, intending to be legally bound, hereby agree as follows:

1.                                      AMOUNT AND TERMS OF THE LOAN

1.1          The Loans.  Subject to the terms of this Agreement, Purchaser agrees to lend to the Company at the Closing (as hereinafter defined) $1,500,000 (the “Loan”) against the issuance and delivery by the Company of a secured convertible promissory note for such amount in substantially the form attached hereto as Exhibit A (the “Note”).

1.2          Security Interest.  The payment obligations evidenced by the Note shall be secured by a security interest as described in the Note and pursuant to a Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement”) and an Intellectual Property Security Agreement in the form attached hereto as Exhibit C (the “IP Security Agreement”).

2.                                      THE CLOSING.

2.1          Closing Date.  The closing of the sale and issuance of the Note (the “Closing”) shall be held on the Effective Date, or at such other time as the Company and Purchaser shall agree (the “Closing Date”).

2.2          Delivery.  At the Closing (i) Purchaser shall deliver to the Company a check or wire transfer funds in the amount of $1,500,000; and (ii) the Company shall issue and deliver to Purchaser a Note in favor of Purchaser payable in the principal amount of $1,500,000.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Schedule of Exceptions delivered by the Company to Purchaser at the Closing, the Company hereby represents and warrants to Purchaser as of the date of this Agreement as set forth below. The Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the schedules shall qualify other sections and subsections in this Section 3 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to other sections and subsections.  For purposes of this Section 3, a person shall be deemed to have “knowledge” of a particular fact or other matter if (a) the person is actually aware of such fact or other matter or (b) if a reasonably prudent individual should be expected to be aware of such fact or other matter.  The Company shall be deemed to have knowledge if a person in the Knowledge Group (as hereinafter defined) has knowledge (as described in the preceding sentence) of such fact or other matter.  The “Knowledge Group” shall consist of the following persons, each of whom is an officer, director or key employee of the Company:  Jeff Skeen and Gary Drean.

3.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Security Agreement, the IP Security Agreement and the Note (collectively, the “Related Documents”), and to carry out the provisions of this Agreement, the Related Documents and the Company’s Amended and Restated Certificate of Incorporation (the “Restated Charter”) and to carry on its business as presently conducted.  The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not, individually or in the aggregate, have a material adverse effect on the Company or its assets, liabilities, financial condition, prospects or operations (a “Material Adverse Effect”).

3.2          Subsidiaries.  The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.  The Company is not a direct or indirect participant in any joint venture, partnership or similar arrangement.  Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, association, or other business entity.

3.3          Capitalization; Voting Rights.

(a)           The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 23,000,000 shares of Common Stock, 2,751,085 shares of which are issued and outstanding, and (ii)  17,000,000 shares of Preferred Stock, par value $0.001 per share, 12,000,000 shares of which are designated Series B Preferred Stock, none of which are issued and outstanding, and 5,000,000 shares of which are designated Series C Preferred Stock, none of which are issued and outstanding.

(b)           Under the Company’s 2002 Equity Incentive Plan (the “Plan”), as of immediately prior to the Closing, (i) 234,000 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options and are included in 3.3(a)(i) above, (ii) options to purchase 55,100 shares have been granted and are currently outstanding, and (iii) 34,900 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.  Options to purchase 6,000 shares of Common Stock have been granted outside of the Plan and are currently outstanding (the “Non-Plan Options”).  The Company has provided to Purchaser true, correct and complete copies of all restricted stock purchase agreements and option agreements to which it is a party.  The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes.

(c)           Other than (i) the shares of the Company’s Common Stock reserved for issuance under the Plan, (ii) the Non-Plan Options, (iii) warrants to purchase 102,125 shares of Common Stock, and (iv) except as may be granted pursuant to this Agreement, the Related Documents, the Series B Preferred Stock Purchase Agreement by and among the Company and the purchasers listed on Exhibit A thereto, dated as of even date herewith (the “Stock Purchase Agreement”) and the Related Agreements (as defined in the Stock Purchase Agreement), (x) neither the Company nor any member of the Knowledge Group is party to any outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, voting agreements, or voting trusts, and (y) to the Company’s knowledge, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, voting agreements, or voting trusts or agreements of any kind, for the purchase or acquisition from the Company of, or the voting of, any of its securities, to which either the Company or any member of the Knowledge Group is party.

(d)           All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities; and (iii) are subject to a right of first refusal in favor of the Company upon transfer, which right is contained in the by-laws of the Company.

(e)           When issued in compliance with the provisions of the Note, the Conversion Shares (as defined in the Note) will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon Purchaser and (ii) any right of first refusal set forth in the Company’s Bylaws; provided, however, that the Conversion Shares and any shares of the Company’s Common Stock into which such Conversion Shares shall be convertible pursuant to the Restated Charter then in effect (the “Common Conversion Shares”) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(f)            All options granted and Common Stock issued pursuant to the Plan vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal monthly installments over the next three (3) years.

3.4          Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization and delivery by the Company of this Agreement and the Related Documents, the performance of all obligations of the Company hereunder and thereunder at the Closing has been taken.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, sale, issuance and delivery of the Conversion Shares pursuant to the Note and the Common Conversion Shares pursuant to the Restated Charter then in effect will have been taken at the time that such Conversion Shares are issued in compliance with the provisions of the Note and at such time that such Common Conversion Shares are issued in compliance with the Restated Charter then in effect.  This Agreement and the Related Documents, when executed and delivered, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

3.5          Financial Statements.  The Company has made available to Purchaser (a) its audited balance sheet as at December 31, 2005 and audited statement of income and cash flows for the twelve (12) months ending December 31, 2005, each attached hereto in Exhibit D, and (b) its unaudited balance sheet as at December 31, 2006 (the “Statement Date”) and unaudited consolidated statement of income and cash flows for the twelve (12) month period ending on the Statement Date, each attached hereto in Exhibit D (collectively, the “Financial Statements”).  The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 2005 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles.

3.6          Liabilities.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Statement Date which are listed in Schedule 3.6 of the Schedule of Exceptions, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually and in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

3.7          Agreements; Action.

(a)           Except for any agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company’s Common Stock, each of which agreements is set forth in Section 3.7(a) of the Schedule of Exceptions and a true, correct and complete copy of which has been delivered to Purchaser, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof.

(b)           Except as set forth in Section 3.7(b) of the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound or any of its material assets are bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of Twenty-five Thousand Dollars ($25,000), or (ii) the transfer or license of any patent, copyright, trade secret, trademark, service mark or other proprietary right (whether protected by registration or not) to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business), or (v) provisions restricting the Company’s ability to solicit employees of another person.

(c)           The Company has not (i) declared, accrued or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of Ten Thousand Dollars ($10,000) or, in the case of indebtedness and/or liabilities individually less than Ten Thousand Dollars ($10,000), in excess of Twenty-five Thousand Dollars ($25,000) in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)           For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)           The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any business entity regarding the consolidation or merger of the Company with or into any such business entity, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company.

3.8          Obligations to Related Parties.  There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered to the Company, (b) reimbursement for reasonable expenses incurred in the ordinary course on behalf of the Company, and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).  None of the officers or directors or, to the Company’s knowledge, members of the Knowledge Group or stockholders of the Company or any members of their immediate families, is indebted to the Company.  To the Company’s knowledge, no member of the Knowledge Group has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company), and (ii) service as a board member of a company due to a person’s affiliation with a venture capital fund or similar institutional investor in such company.  To the Company’s knowledge, no member of the Knowledge Group or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than contracts between such parties and the Company as relate to any such person’s ownership of capital stock or other securities of the Company, each of which is set forth in Section 3.8 of the Schedule of Exceptions and a true, correct and complete copy of each of which previously has been provided to Purchaser).

3.9          Changes.  Since the Statement Date, there has not been:

(a)           Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect;

(b)           Any resignation, removal or termination of any officer, director, key employee or group of employees of the Company;

(c)           Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)           Any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect;

(e)           Any waiver by the Company of a valuable right or of a material debt owed to it;

(f)            Any material change in any compensation arrangement or other agreement with any employee, officer, director or stockholder;

(g)           Any labor organization activity related to the Company;

(h)           Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(i)            Any sale, assignment, or exclusive license or transfer of any patents, trademarks, trade names, service marks, copyrights, trade secrets or other intangible assets;

(j)            Any change in any material agreement to which the Company is a party or by which the Company or its material assets are bound that, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(k)           Any other event or condition of any character that, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; or

(l)            Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (k) above.

3.10        Title to Properties and Assets; Liens, Etc.  The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, security interest, lease, encumbrance or charge, other than (a) those arising in connection with the Related Documents; (b) those resulting from taxes which have not yet become delinquent, (c) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially, individually or in the aggregate, impair the operations of the Company, (d) licenses granted in the ordinary course of its business, and (e) those that have otherwise arisen in the ordinary course of business and do not materially, individually or in the aggregate, impair the operations of the Company (collectively, “Permitted Liens”).  Section 3.10 of the Schedule of Exceptions sets forth a complete list of each of the Company’s written agreements respecting the use or occupancy of real property, and the Company previously has provided to Purchaser true, correct and complete copies of all such agreements to which the Company is a party or by which it is bound.  The Company and each other party thereto is in compliance with all material terms of each such agreement to which the Company is a party or is otherwise bound.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, ordinary wear and tear excepted.

3.11        Intellectual Property.

(a)           The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others.  There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)           The Company has not received any communications, whether written or electronic, or, to its knowledge, any overt verbal threats, in either case alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.  No member of the Knowledge Group currently has conscious awareness of prior art which he, in good faith, believes would reasonably be expected to invalidate the Company’s patents.  To the Company’s knowledge, no person has infringed or misappropriated, or is infringing or misappropriating, any the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of the Company.

(c)           Section 3.11 of the Schedule of Exceptions lists all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights, trade names and registered domain names of the Company.  Upon the Closing, any and all security interests, liens, mortgages and other encumbrances on the Company’s intellectual property assets shall have been terminated and be of no further force or effect, other than any licenses to use the Company’s intellectually property entered into in the ordinary course of business and any other Permitted Liens.

(d)           The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently proposed to be conducted.  Each current and former employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form(s) as delivered to Purchaser.  No employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement.

3.12        Compliance with Other Instruments.  The Company is not in violation or default of any term of its Restated Charter or Bylaws, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it or any of its material assets are bound or of any judgment, decree, order or writ, other than any such violation or default that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.  The execution, delivery, and performance of and compliance with this Agreement, and the Related Documents, and the issuance and sale of the Conversion Shares pursuant to the Note and the Common Conversion Shares pursuant to the Restated Charter then in effect, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, except as would not, individually or in the aggregate, have a Material Adverse Effect.

3.13        Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, or the Related Documents, or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing.  The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened, involving the prior employment of any of the Company’s current or former employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  To the Company’s knowledge, there is no action, suit, proceeding or investigation pending or currently threatened against any member of the Knowledge Group that is reasonably likely to have a Material Adverse Effect on the Company.  Neither the Company nor any of its material assets are a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.  Section 3.13 of the Schedule of Exceptions sets forth any and all settlement contracts and general releases to which the Company is a party or by which the Company’s assets are bound; the Company previously has provided to Purchaser true, correct and complete copies of each of such contracts and releases.

3.14        Tax Returns and Payments.  The Company is and always has been a subchapter C corporation.  The Company has filed all income, profits, franchise, sales, use, occupation, property, excise, employment, withholding and other tax returns or reports (federal, state, local and foreign) in all jurisdictions in which such returns and reports are required to be filed by it.  All such returns and reports are and will be true, correct and complete.  All taxes shown to be due and payable on such returns or reports, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or have been duly reserved for on the Company’s Financial Statements and will be paid prior to the time they become delinquent.  The Company has not been advised (a) that any of its returns, federal, state, local or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state, local or other taxes.  The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.15        Employees.  The Company has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company.  The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  To the Company’s knowledge, no employee, consultant, officer or director of the Company is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, render services to or for or to contract with, the Company; and to the Company’s knowledge, the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, and to the Company’s knowledge, the continued service by the Company’s officers and directors in their respective positions, will not result in any such violation.  The Company has not received any notice alleging that any such violation has occurred.  No employee of the Company has been granted the right to continued employment by the Company or to any compensation with a fair market value of Ten Thousand Dollars ($10,000) or more or in the form of equity securities of the Company following termination of employment with the Company.  The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the

Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.  There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

3.16        Obligations of Management.  Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company.  The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future.  To the Company’s knowledge, no member of the Knowledge Group is currently working for or Associated With (as hereinafter defined), or plans to work for or become Associated With, directly or indirectly, a Competitive Enterprise (as hereinafter defined), whether or not such person is or will be compensated by such Competitive Enterprise.  For purposes of this Section 3.16, the term “Associated With” shall mean a person’s acting as an employee, officer, director, agent, associate, consultant, stockholder (other than as the holder or not more than two percent (2%) of the total outstanding stock of a publicly held company) of or to a corporation or other entity, and “Competitive Enterprise” shall mean a company, person or other entity engaged in the production, research and development, licensing, sale and/or marketing of protective headgear for use in soccer.

3.17        Registration Rights and Voting Rights.  Except as required pursuant to that certain Investor Rights Agreement by and among the Company and the investors listed on Exhibit A thereto, dated as of even date herewith (the “Investor Rights Agreement”), the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge, except as contemplated in the Voting Agreement by and among the Company, the key holders listed on Exhibit A thereto and the investors listed on Exhibit B thereto, dated as of even date herewith, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.18        Compliance with Laws; Permits.  The Company is not in violation of any applicable statute, rule, ordinance, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its assets which violation, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  No United States domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the issuance of the Conversion Shares or the Common Conversion Shares, except such as have been timely, duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would, individually or in the aggregate, have a Material Adverse Effect and the Company can obtain, without undue burden, delay or expense, any similar authority for the conduct of its business as presently planned to be conducted.

3.19        Environmental and Safety Laws.  The Company is not in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.  No Hazardous Materials (as hereinafter defined) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company other than in the ordinary course of business and in compliance with any existing statutes, laws or regulations.  For the purposes of the preceding sentence, “Hazardous Materials” shall mean materials that are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, or federal laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials.

3.20        Prior Offerings; Current Offering Valid.  All prior transactions in which the Company offered, sold or issued its securities were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were registered or qualified (or were exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Note, the Conversion Shares and the Common Conversion Shares (together, the “Securities”) will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

3.21        Full Disclosure.  No representation or warranty made by the Company in this Agreement, any Schedule, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of the Company pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

3.22        Minute Books. The minute books of the Company made available to Purchaser contain true and accurate records of all meetings of, or actions taken without a meeting by, the stockholders of the Company, the Board of Directors of the Company and any committees thereof.  No meetings of such stockholders or of the Board of Directors or any committee thereof have been held for which minutes have not been prepared and are not contained in such minute books and no action taken by any of them without a meeting is not accurately recorded in such minute books.

3.23        Real Property Holding Corporation.  The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

3.24        Executive Officers.  To the Company’s knowledge, no member of the Knowledge Group (i) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations), (ii) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization or (iii) has, at any time in the past, sought personal bankruptcy protection or served as an officer or director of a company that has sought bankruptcy protection.

3.25        Insurance.  The Company maintains general commercial, liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.  The Company has never been denied insurance coverage, filed a claim for coverage, or had an insurance policy terminated by the provider thereof or had an insurance policy lapse without renewal or replacement of the policy not involving a gap in the period of time or the claims covered by such policy.

3.26        Broker’s Fees.  No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated by this Agreement.

4.                                      REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to the Company as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1          Requisite Power and Authority.  Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Documents and to carry out their provisions.  All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Documents has been taken.  Upon their execution and delivery, this Agreement and the Related Documents will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2          Investment Representations.  Purchaser understands that the Securities will not have been registered under the Securities Act at the time of issuance thereof.  Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement.  Purchaser hereby represents and warrants as follows:

(a)           Purchaser Bears Economic Risk.  Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.  Except for the registration rights in Section 2 of the Investor Rights Agreement, Purchaser understands that the Company has no present intention of registering the Securities or any shares of its Common Stock.  Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will in the future be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Purchaser might propose.

(b)           Acquisition for Own Account.  Purchaser is acquiring the Securities for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)           Purchaser Can Protect Its Interest.  Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Documents.  Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)           Accredited Investor.  Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)           Company Information.  Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f)            Rule 144.  Purchaser acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g)           Residence.  The office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth in Section 7.7 hereof.

5.                                      CONDITIONS TO CLOSING.

5.1          Conditions to Purchaser’s Obligations at the Closing.  Purchaser’s obligation to provide the Loan at the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Documents, including all necessary approvals and waivers by the holders of the Company’s securities and all necessary amendments to agreements between the Company and such holders (except for such as may be properly obtained subsequent to the Closing).

(c)           Filing of Restated Charter.  The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

(d)           Compliance Certificate.  The Company shall have delivered to Purchaser a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (b) and (c) of this Section 5.1 have been satisfied.

(e)           Secretary’s Certificate. Purchaser shall have received from the Company’s Secretary, a certificate as to the incumbency of any officer of the Company executing this Agreement or any Related Document and having attached thereto (i) the Company’s Restated Charter as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby and the filing of the Restated Charter, (iv) resolutions approved by the Company’s stockholders authorizing the filing of the Restated Charter, and (v)  long form good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

(f)            Related Documents. The Related Documents shall have been executed and delivered by the parties thereto.

(g)           Board of Directors; Directors and Officers’ Insurance.  Upon the Closing, the authorized size of the Board of Directors of the Company shall be five members and shall consist of Thomas Cooper, Matthew Tierney, Jeff Skeen, Gary Drean, and Glenn Massimino.  The Company shall have obtained directors and officers insurance in form, substance and amount reasonably acceptable to each member of the Company’s Board of Directors.

(h)           Legal Opinion. Purchaser shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

(i)            Series B Financing.  Concurrently with the Closing, the Company shall issue and sell shares of its Series B Preferred Stock to investors in an equity financing, with total gross proceeds to the Company of not less than $1,000,000.

5.2          Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Note at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

(a)           Representations and Warranties True.  The representations and warranties in Section 4 made by Purchaser shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)           Performance of Obligations.  Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

(c)           Filing of Restated Charter.  The Restated Charter shall have been filed with the Secretary of State of the State of Delaware.

(d)           Related Documents. The Related Documents shall have been executed and delivered by Purchaser, as applicable.

(e)           Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Documents.

6.                                      FURTHER AGREEMENTS

6.1          Participation Rights.

(a)           Subsequent Offerings.  Subject to applicable securities laws, Purchaser shall have the right to purchase all Equity Securities and/or Debt Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 6.1(e) hereof.  The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.  The term “Debt Securities” shall mean indebtedness for borrowed money and evidenced by notes, bonds, debentures or similar instruments.

(b)           Exercise of Rights.  If the Company proposes to issue any Equity Securities or Debt Securities, it shall give Purchaser written notice of its intention, describing all material terms of the Equity Securities or Debt Securities, as applicable, proposed to be issued, including the type and price thereof and the terms and conditions upon which the Company proposes to issue the same.  Purchaser shall have ten (10) days from its receipt of such notice to agree to purchase all, but not less than all, of the Equity Securities or Debt Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities or Debt Securities to Purchaser if such offer or sale would cause the Company to be in violation of applicable federal securities laws.

(c)           Issuance of Equity Securities to Other Persons.  If Purchaser fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities or Debt Securities in respect of which Purchaser’s rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to Purchaser pursuant to Section 6.1(b) hereof.  If the Company has not sold such Equity Securities or Debt Securities within ninety (90) days of the notice provided pursuant to Section 6.1(b), the Company shall not thereafter issue or sell any Equity Securities or Debt Securities, without first offering such securities to Purchaser in the manner provided above.

(d)           Termination and Waiver of Rights of First Refusal.  The rights established by this Section 6.1 shall terminate and be of no further force or effect upon the earliest of: (i) 90 days following payment by the Company of the entire outstanding principal balance and all unpaid accrued interest under the Note; (ii) 12 months following the conversion of the Note into shares of Series C Preferred Stock of the Company pursuant to the terms of the Note; (iii) upon the closing of an initial public offering of the Company’s Common Stock; or (iv) upon the closing of an Acquisition or Asset Transfer (each as defined in the Restated Charter).

(e)           Excluded Securities.  The rights of first refusal established by this Section 6.1 shall have no application to any Equity Securities that are excluded from the definition of “Additional Shares of Common Stock” set forth in the Restated Charter, as it may be amended and/or restated from time to time.

(f)            Subordination of Participation Rights.  Notwithstanding anything to the contrary herein, the rights set forth in this Section 6.1 are subordinate and second in priority to the participation rights held by certain stockholders of the Company pursuant to Section 2 of that certain Participation Agreement by and among the Company and the parties listed on Exhibit A thereto, dated as of May 14, 2002.

6.2          Right of First Refusal on Acquisitions.  In the event that the Company and one or more third parties have reached an agreement in principal on the terms (the “Transaction Terms”) of an Asset Transfer or Acquisition (each as defined in the Restated Charter), the Company shall provide Purchaser with prompt written notice thereof (the “Acquisition Notice”).  For 30 days after delivery of the Acquisition Notice (the “Option Period”), subject to Purchaser’s execution of a confidentiality agreement reasonably acceptable to the Company, Purchaser shall have a right of first refusal to acquire the Company on terms identical to the

Transaction Terms, exercisable by written notice to the Company given prior to the expiration of the Option Period; provided, however, to the extent that the purchase price proposed by the Transaction Terms consists of property other than cash, the consideration required by the Purchaser for the acquisition of the Company pursuant to this Section 6.2 may consist of cash equal to the value of such non-cash consideration, as determined in good faith by written agreement of the Purchaser and the Company.  During the Option Period, the Company shall not negotiate or enter into any Acquisition or Asset Transfer with any third party.  Upon expiration of the Option Period, the Company may enter into an Acquisition or Asset Transfer with one or more third parties upon terms and conditions not materially more favorable to the third party than the Transaction Terms; provided, however, in the event that the Company and a third party do not complete such Acquisition or Asset Transfer within one hundred eighty (180) days following the expiration of the Option Period, any potential Acquisition or Asset Transfer shall be subject to Purchaser’s right of first refusal as set forth in this Section 6.2, subject to the limitations herein.  Notwithstanding the foregoing, the parties’ respective rights and obligations under this Section 6.2 shall terminate and be of no further force or effect upon the earliest of: (i) 90 days following payment by the Company of the entire outstanding principal balance and all unpaid accrued interest under the Note; (ii) 12 months following the conversion of the Note into shares of Series C Preferred Stock of the Company pursuant to the terms of the Note; (iii) upon the closing of an initial public offering of the Company’s Common Stock; or (iv) upon the closing of an Acquisition or Asset Transfer.

6.3          Board Observer Rights.  So long as a Series C Director (as defined in the Restated Charter) has not been elected to the Board of Directors of the Company, Purchaser shall have the right to designate one (1) individual who shall be entitled to attend all meetings of the Board of Directors of the Company and any committee thereof and to participate in all discussions therein in a non-voting capacity (the “Representative”).  Purchaser shall have the right, from time to time, to change the identity of the Representative.  The Company shall send to the Representative notice of the time and place of such meetings in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be.  The Company shall also furnish the Representative with all materials (whether in written, electronic or other format, as provided to other members of the Board of Directors) and shall also provide all other information given to the members of the Board of Directors in connection with such meetings or otherwise at the time such materials and information are given to members of the Board of Directors.  Notwithstanding the foregoing, the Company reserves the right to exclude the Representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential or competitively sensitive information or for other similar reasons.  The decision of the Board of Directors with respect to the privileged, confidential or sensitive nature of such information shall be final and binding.  Notwithstanding anything herein to the contrary, the rights set forth in this Section 6.3 shall terminate upon the earlier of (i) the closing of an initial public offering of the Company’s Common Stock and (ii) an Acquisition or Asset Sale (each as defined in the Restated Charter, as amended from time to time).

6.4          Monthly Financial Statements and Reports.  So long as Purchaser holds the Note or the Conversion Shares, as soon as practicable after the end of each calendar month, and in any event within forty five (45) days thereafter, the Company will furnish Purchaser an unaudited balance sheet of the Company, as at the end of such calendar month, and an unaudited statement of income and an unaudited statement of cash flows of the Company, for such calendar month, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and a management report describing updates as to the Company’s achievement of milestones, all in reasonable detail.

6.5          Approval Rights.  So long as Purchaser holds the Note or the Conversion Shares, Purchaser’s written consent (which consent shall not be unreasonably withheld) shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise) after the date of this Agreement:

(a)           Incurrence of any debt for money borrowed;

(b)           Prior to December 31, 2009, the incurrence of operating expenses that, when measured year-to-date, would cause the Company to exceed 115% of the Company’s projected year-to-date operating expenses as reflected on Exhibit F hereto; provided that no such consent will be required if the Company’s year-to-date net contribution is greater than the projected year-to-date net contribution as reflected on Exhibit F hereto by an amount that is equal to or greater than the amount by which actual operating expenses exceed 115% of projected year-to-date operating expenses;

(c)           Any material change in the Company’s principal line of business from that of designing, manufacturing or selling protective athletic equipment; or

(d)           Any hiring or firing of any member of the Company’s senior management at the Vice President or higher level.

6.6          Market Standoff Agreement.  Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities, including without limitation the Securities) of the Company held by Purchaser, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711)) following the effective date of a registration statement of the Company filed under the Act.  Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 6.6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

7.                                      MISCELLANEOUS

7.1          Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

7.3          Survival.  Except as set forth below, the representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of two (2) years following the Closing.  The representations and warranties set forth in Section 3.11 shall survive for a period of three (3) years following the Closing.  The representations and warranties set forth in Sections 3.1, 3.3, 3.4, 3.8, 3.12, 3.14, 3.16, 3.17, 3.20, 3.24 and 3.25 shall survive for a period of five (5) years following the Closing.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Purchaser or any of its representatives.

7.4          Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.5          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

7.6          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at 10171 Pacific Mesa Boulevard, Suite 301, San Diego, California, 92111, and to Purchaser at 1430 Decision Street, Vista, California 92081-8533 or at such other address(es) as the Company or Purchaser may designate by 10 days advance written notice to the other party hereto.

7.8          Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Purchaser.  Any provision of the Note may be amended or waived by the written consent of the Company and Purchaser.

7.9          Expenses.  The Company and Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein; provided, however, that the Company shall, at the Closing, reimburse the reasonable fees and expenses of one special counsel for Purchaser and the reasonable out of pocket transaction expenses of Purchaser, such fees and expenses not to exceed Fifteen Thousand Dollars ($15,000) in the aggregate.

7.10        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to Purchaser, upon any breach or default of the Company under this Agreement or the Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to Purchaser, shall be cumulative and not alternative.

7.11        Entire Agreement.  This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

7.12        Share References.  All references to shares of the Company’s capital stock in this Agreement are as adjusted to reflect the recapitalization thereof pursuant to and effective upon the filing of the Restated Charter.

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IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY:		PURCHASER:

FULL90 SPORTS, INC.		DJO, LLC

By:	/s/ Jeff Skeen	By:	/s/ Donald M. Roberts
Name: Jeff Skeen		Name: Donald M. Roberts
Title: CEO		Title: Sr. V.P. and General Counsel